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                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE                           For Additional Information
                                                Contact: James E. McDonald
                                                      Chief Financial Officer
                                                      (740) 753-1951

             ROCKY SHOES & BOOTS, INC. ANNOUNCES NEW CREDIT FACILITY

NELSONVILLE, Ohio (October 23, 2002) Rocky Shoes & Boots, Inc. (NASDAQ: RCKY) today announced a two-year extension to its credit facility. The new $45 million agreement, which replaces the previous $50 million credit facility, includes terms more favorable to the Company, lower interest rates, and, to a lesser extent, reduced administrative fees. The Company's maximum borrowings were $32 million during the past twelve months.

The credit facility continues to be led by GMAC Business Credit and also includes participation from Comerica Bank, N.A. It expires on September 30, 2005.

Rocky Shoes & Boots, Inc. designs, develops, manufactures and markets premium quality rugged outdoor, occupational, and casual footwear, as well as branded clothing and accessories. The Company's footwear, clothing and accessories are marketed through several distribution channels, primarily under the registered trademark, ROCKY(R).



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